As filed with the Securities and Exchange Commission on August 1, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8
 REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

TWEETER HOME ENTERTAINMENT GROUP, INC.
 (Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	04-3417513 (I.R.S. Employer Identification No.)

10 Pequot Way
Canton, Massachusetts 02021
 (Address of Principal Executive Offices, Including Zip Code)

1998 STOCK OPTION AND INCENTIVE PLAN, AS AMENDED
 (Full Title of the Plan)

Joseph McGuire, Chief Financial Officer
TWEETER HOME ENTERTAINMENT GROUP, INC.
10 Pequot Way
Canton, Massachusetts 02021
(781) 830-3000
 (Name, Address and Telephone Number, Including Area Code, of Agent For Service)

Copy to:
 Timothy B. Bancroft, Esq.
Goulston & Storrs, P.C.
400 Atlantic Avenue
Boston, Massachusetts 02110
(617) 482-1776

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of
to be Registered	Registered	Share (1)	Price (1)	Registration Fee

Common Stock, par value $.01 per share	1,200,000	$28.325	$33,990,000	$8,497.50

(1)	Estimated pursuant to Rule 457(h) and (c) solely for the purpose of calculating the amount of registration fee based on the average high and low prices reported by Nasdaq on July 25, 2001.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
Item 8. Exhibits
SIGNATURES
POWER OF ATTORNEY
Exhibit Index
EX-4.1 1998 STOCK OPTION & INCENTIVE PLAN
EX-5.1 OPINION OF GOULSTON & STORRS, P.C.
EX-23.1 CONSENT OF DELOITTE & TOUCHE LLP

     This Registration Statement on Form S-8 is being filed to reflect an amendment of the registrant's 1998 Stock Option and Incentive Plan. Exhibit 4.1 to this Registration Statement is a copy of the entire plan as amended.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The information contained in Part II of the registration statement on Form S-8, SEC File No. 333-67865, is incorporated by reference into this registration statement.

     The following documents are incorporated in this registration statement by reference:

(a)	the registrant’s annual report on Form 10-K for the fiscal year ended September 30, 2000 filed pursuant to the Securities Exchange Act of 1934 that contains audited financial statements for the fiscal year ended September 30, 2000;

(b)	the registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 2000 and March 31, 2001, filed pursuant to the Securities Exchange Act of 1934;

(c)	the registrant’s Current Report on Form 8-K dated June 8, 2001; and

(d)	the description of the registrant’s common stock contained in the registrant’s Registration Statement on Form 8-A filed pursuant to the Securities Exchange Act of 1934 on April 27, 1998, and amended on June 5, 1998.

     In addition, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 8. Exhibits

Exhibit
Number	Description

4.1	Tweeter Home Entertainment Group, Inc. 1998 Stock Option and Incentive Plan, as amended

5.1	Opinion of Goulston & Storrs, P.C.

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Goulston & Storrs, P.C. (included in opinion filed as Exhibit 5.1)

24	Power of Attorney (included on signature page)

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Canton, Commonwealth of Massachusetts, on August 1, 2001.

TWEETER HOME ENTERTAINMENT GROUP, INC.

By: /s/ Joseph McGuire Joseph McGuire Vice President and Chief Financial Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey Stone and Joseph McGuire, and each of them, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Jeffrey Stone Jeffrey Stone	Director, President and Chief Executive Officer (Principal Executive Officer)	August 1, 2001

/s/ Joseph McGuire Joseph McGuire	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 1, 2001

/s/ Samuel Bloomberg Samuel Bloomberg	Director and Chairman of the Board	August 1, 2001

/s/ Jeffrey Bloomberg Jeffrey Bloomberg	Director	August 1, 2001

/s/ Matthew Bronfman Matthew Bronfman	Director	August 1, 2001

/s/ Michael Cronin Michael Cronin	Director	August 1, 2001

/s/ Steven Fischman Steven Fischman	Director	August 1, 2001

Exhibit Index

Exhibit
Number	Description

4.1	Tweeter Home Entertainment Group, Inc. 1998 Stock Option and Incentive Plan, as amended

5.1	Opinion of Goulston & Storrs, P.C.

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Goulston & Storrs, P.C. (included in opinion filed as Exhibit 5.1)

24	Power of Attorney (included on signature page)